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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated August 30, 1996, which appears on page F-2 of Tatham Offshore, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1.


PRICE WATERHOUSE LLP


Houston, Texas
October 29, 1996